EXHIBIT 99.1

55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
(973) 942-1111   Fax (973) 942-9816
www.greatercommunity.com

FOR IMMEDIATE RELEASE

Greater Community Bancorp Reports Record First Quarter 2006 EPS of $0.30, Up 11%

TOTOWA, NJ—April 19, 2006—Greater Community Bancorp (Nasdaq: GFLS) today reported net income for the first quarter of 2006 of $2.5 million, an increase of 13.8% over the $2.2 million reported for the first quarter of 2005. Diluted earnings per share were $0.30, increasing 11.1% over the $0.27 reported for the prior-year first quarter.

Anthony M. Bruno, Jr., Chairman and CEO of Greater Community Bancorp, commented, "The first quarter of 2006 marks a record quarter for Greater Community. Despite a continuing rise in interest rates and an increasingly competitive environment, the Company is demonstrating continued core earnings improvement. By balancing asset growth, diversifying our revenue sources and enhancing the efficiency of our operations we have taken important steps to provide the Company with opportunities for continued growth and enhanced shareholder value”.

For the quarter, net interest income after provision for loan and lease losses was $8.3 million, increasing 14.1% over the first quarter of 2005, primarily reflecting growth in average loans and leases. The net interest margin averaged 4.09% for the quarter versus 4.00% a year ago. Non-interest income for the first three months was $1.3 million, decreasing $0.5 million from the first quarter of 2005. The prior-year quarter included gains on sales of investment securities of $0.4 million. Excluding securities gains, non-interest income for the first three months of 2006 approximated that of the prior-year first quarter. Non-interest expense totaled $6.0 million for the first quarter 2006, increasing $0.1 million or 1.8% from a year ago.

Mr. Bruno also noted, "Performance results for the first quarter of 2006 reflect strength in our net interest margin and a containment of expense growth through improvements in operational efficiency. Additionally, we are beginning to see results from revenue-producing initiatives introduced in 2005”.

At March 31, 2006, total assets were $898.5 million, increasing 5.4% over the prior year quarter-end. Average assets grew $66.9 million year over year, or 8.1%. Average loans and leases increased $47.5 million, or 7.7%, and average deposits increased $71.1 million, or 11.2%.

In March, the Board of Directors declared a $0.13 per share quarterly cash dividend, representing an annualized cash dividend of $0.52 per share. Shareholders' equity totaled $66.8 million at March 31, 2006, up 12.8% from twelve months ago.

About the Company

Greater Community Bancorp is a financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen full-service branches in the northern New Jersey counties of Bergen, Passaic and Morris through its state-chartered commercial bank subsidiary, Greater Community Bank. Greater Community Bank provides traditional commercial and retail banking services to small businesses and consumers, and operates an equipment leasing and financing subsidiary, Highland Capital Corp. Greater Community Financial, a division of Greater Community Bank, provides a wide range of investment products and services exclusively through Raymond James Financial Services, Inc., member NASD/SIPC. (Securities are not FDIC insured or bank- guaranteed, and are subject to risk and may lose value). The Company offers traditional insurance products through its Greater Community Insurance Services, LLC subsidiary, and also offers title insurance and settlement services through its Greater Community Title, LLC subsidiary and personal income tax return preparation services through its Greater Community Tax Services, LLC subsidiary.

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operation, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, change in economic climate, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT at Greater Community Bancorp:
Anthony M. Bruno, Jr.
973-942-1111 x 1001
anthony.bruno@greatercommunity.com

SOURCE: Greater Community Bancorp

Greater Community Bancorp
Consolidated Balance Sheets
(dollars in thousands, except per share data)
	March 31,
	2006	2005
	(Unaudited)
ASSETS
CASH AND DUE FROM BANKS - Non interest-bearing	$26,354	$17,605
FEDERAL FUNDS SOLD	26,300	20,575
Total cash and cash equivalents	52,654	38,180
DUE FROM BANKS - Interest-bearing	7,522	5,850
INVESTMENT SECURITIES - Available-for-sale	81,049	101,526
INVESTMENT SECURITIES - Held-to-maturity (aggregate fair values of
$46,728 and $38,916 at March 31, 2006 and 2005, respectively)	47,257	37,445
Total investment securities	128,306	138,971
LOANS AND LEASES, net of unearned income	665,370	625,493
Less: Allowance for loan and lease losses	(9,402)	(9,106)
Net loans and leases	655,968	616,387
PREMISES AND EQUIPMENT, net	10,283	9,795
ACCRUED INTEREST RECEIVABLE	4,235	3,360
OTHER REAL ESTATE OWNED, net	549	849
BANK-OWNED LIFE INSURANCE	15,126	14,630
GOODWILL	11,574	11,574
OTHER ASSETS	12,281	12,524
TOTAL ASSETS	$898,498	$852,120

LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS:
Non interest-bearing	$174,665	$171,010
Interest-bearing checking	266,271	198,963
Savings	82,930	91,520
Time deposits less than $100	123,879	146,972
Time deposits $100 and over	61,903	55,184
Total deposits	709,648	663,649
FEDERAL FUNDS PURCHASED	-	4,000
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	11,762	6,281
FHLB ADVANCES	75,000	85,000
SUBORDINATED DEBENTURES	24,743	24,743
ACCRUED INTEREST PAYABLE	2,463	1,690
OTHER LIABILITIES	8,118	7,566
Total liabilities	831,734	792,929
SHAREHOLDERS' EQUITY:
Common stock, par value $0.50 per share: 20,000,000 shares authorized, 8,133,023 and
7,610,507 shares outstanding at March 31, 2006 and 2005, respectively	4,067	3,805
Additional paid-in capital	54,464	48,907
Retained earnings	7,611	5,725
Accumulated other comprehensive income	622	754
Total shareholders' equity	66,764	59,191
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$898,498	$852,120

Greater Community Bancorp
Consolidated Statements of Income
(in thousands, except per share data)

	THREE MONTHS ENDED
	March 31,
	2006	2005
	(Unaudited)
INTEREST INCOME:
Loans and leases	$11,609	$9,639
Investment securities	1,395	1,298
Federal funds sold and deposits with banks	329	93
Total interest income	13,333	11,030

INTEREST EXPENSE:
Deposits	3,477	1,853
Short-term borrowings	1,057	1,191
Long-term borrowings	507	507
Total interest expense	5,041	3,551

NET INTEREST INCOME	8,292	7,479

PROVISION FOR LOAN AND LEASE LOSSES	-	211
Net interest income after provision for loan and lease losses	8,292	7,268

NON-INTEREST INCOME:
Service charges on deposit accounts	679	730
Commissions and fees	279	158
Loan fee income	116	96
Gain on sale of investment securities	28	440
Bank-owned life insurance	120	127
All other income	106	235
Total non-interest income	1,328	1,786

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,399	3,363
Occupancy and equipment	920	950
Regulatory, professional and other fees	602	517
Computer services	155	150
Office expenses	331	306
Other operating expenses	552	568
Total non-interest expense	5,959	5,854

INCOME BEFORE PROVISION FOR INCOME TAXES	3,661	3,200

PROVISION FOR INCOME TAXES	1,200	1,037

NET INCOME	$2,461	$2,163

Weighted average shares outstanding - Basic	8,104	7,775
Weighted average shares outstanding - Diluted	8,135	8,013

Earnings per share - Basic	$0.30	$0.28
Earnings per share - Diluted	$0.30	$0.27

	Quarters Ended
	March 31,
SELECTED FINANCIAL DATA	2006	2005
(dollars in thousands, except per share data)	(Unaudited)
Earnings
Net interest income	$8,292	$7,479
Provision for loan and lease losses	-	211
Non-interest income	1,328	1,786
Non-interest expense	5,959	5,854
Net income	2,461	2,163
Per Share Data[1]
Earnings per share - basic	$0.30	$0.28
Earnings per share - diluted	0.30	0.27
Book value per share	8.21	7.78
Cash dividend declared	0.13	0.12
Performance Ratios
Return on average assets	1.11%	1.06%
Return on average equity	15.14%	14.90%
Net interest margin (tax equivalent basis)	4.09%	4.00%
Efficiency ratio	62.12%	66.33%

	As of March 31,
SELECTED BALANCE SHEET DATA & RATIOS	2006	2005
(dollars in thousands)	(Unaudited)
Period-end Balances
Total assets	$898,498	$852,120
Total loans and leases, net of unearned income	665,370	625,493
Total deposits	709,648	663,649
Total shareholders' equity	66,764	59,191
Capital & Liquidity
Equity to assets	7.43%	6.95%
Average loans and leases to average deposits	94.46%	97.56%
Asset Quality
Net loan and lease charge-offs / average loans and leases	0.01%	0.00%
Nonperforming assets + 90 days past due/ total assets	0.19%	0.31%
Allowance for loan and lease losses/ total loans and leases	1.41%	1.45%

[1] Adjusted for stock dividends.